Exhibit 10.1

NRG Energy, Inc.
August 1, 2005 Executive Officer Grant Table

		Grants under the
Name	Title	Long Term Incentive Plan
		Restricted Stock	Non-Qualified Stock	Performance Units
		Units (1)	Options (2)	(3)
	Executive Vice
	President and Chief
Robert C. Flexon	Financial Officer	3,000	19,000	6,000

	Executive Vice
	President,
	International
	Operations and
	President, South
John P. Brewster	Central Region	2,000	10,000	3,000

	Executive Vice
	President and
	President,
Scott J. Davido	Northeast Region	2,000	10,000	3,000

Timothy W. J.	Vice President and
O’Brien	General Counsel	700	5,000	1,300

(1)	Each Restricted Stock Unit (“RSU”) is equivalent to one share of NRG Energy, Inc.’s (“NRG”) Common Stock, par value $0.01. The executive officer will receive from NRG one such share of Common Stock for each RSU on August 1, 2008.

(2)	Non-Qualified Stock Options will vest and become exercisable as follows: 33 1/3% on August 1, 2006, 33 1/3% on August 1, 2007, and 33 1/3% on August 1, 2008. Vested options will be exercisable for six years.

(3)	The executive officer was issued Performance Units (“PU’s”) by NRG under its Long Term Incentive Plan on August 1, 2005. Each PU will be paid out on August 1, 2008 if the average closing price of NRG’s Common Stock for the ten trading days prior to August 1, 2008 (the “Measurement Price”) is equal to or greater than $54.50 (the “Target Price”). The payout for each PU will be equal to: (i) one share of Common Stock, if the Measurement Price equals the Target Price; (ii) a pro-rated amount in between one and two shares of Common Stock, if the Measurement Price is greater than the Target Price but less than $63.75 (the “Maximum Price”); and (iii) two shares of Common Stock, if the Measurement Price is equal to or greater than the Maximum Price.